Exhibit 23.4

CONSENT OF ROBERT HATCH

The undersigned, Robert Hatch, hereby states as follows:

I, Robert Hatch, have supervised the preparation of certain of the scientific and technical information that forms the basis for the disclosure in this registration statement on Form S-1 of Austin Gold Corp., and, solely to the extent indicated therein, have reviewed and approved such disclosure.

I hereby consent to the reference to my name in the Form S-1 of Austin Gold Corp.

/s/ Robert Hatch
Robert Hatch

Date : October 21, 2021